SCHEDULE Y - INFORMATION CONCERNING ACTIVITIES OF INSURER MEMBERS OF A HOLDING COMPANY GROUP
PART 1 – ORGANIZATIONAL CHART



William M. Cameron[2] (WMC)
Lynda L. Cameron[3] (LLC)
Cameron Associates, Inc. 50% WMC; 50% LLC – OK Sole General Partner 73-1533495
Cameron Enterprises A Limited Partnership[1] (CEALP) – OK 73-1267299
CPROP, Inc. 98.4% - OK 73-0684986
American Fidelity Group Administrator, Inc. 100% - OK 73-1191065
ORK Investments, LLC 95% - OK 82-3051458
6000 Grand Blvd. LLC 100% - OK
American Fidelity Corporation 94% - NV 73-0966202
CamSolutions, LLC 100% - OK 85-0867974
CCAPT El Reno LLC 100% - OK
CE Investment Management, LLC 100% - OK 83-2659715
Cameron Vault, LLC 100% - OK 85-4227533
Monastery Road LLC 100% - OK
All in Sports & Entertainment, LLC 100% - TX 83-2962386
LAX Partners, LLC[4] 85% - OK 84-4637926
AF Professional Employment Group, LLC 100% - OK 26-2357874
Alcott HR Group LLC 100% - DE 26-1638437
Alcott HR Management LLC 100% - DE 35-2639837
Alcott HR ASO LLC 100% - DE 32-0539435
Alcott HR Group I LLC 100% - DE 46-1641269
Apple Creek Apartments, Inc. 100% - OK 73-1408485
AF Apartments, Inc. 100% - OK 73-1512985
American Fidelity Community Services, Inc. 100% - OK 26-0381859
American Fidelity Assurance Company (Insurance Company) 100% - OK 73-0714500 NAIC 60410
American Fidelity Securities, Inc. 100% - OK 73-0783902
First Financial Securities of America, Inc. 100% - TX 76-0055292
American Fidelity General Agency, Inc. 100% - OK 73-1352431
American Public Life Insurance Company (Insurance Company) 100% - OK 64-0349942 NAIC 60801
Market Place Realty Corp. 100% - OK 73-1160212
American Fidelity International Holdings, Inc. 100% - OK 73-1421879
American Fidelity Offshore Investments, Ltd. 100% - Bermuda
American Fidelity Int'l (Bermuda) Ltd. 100% - Bermuda
American Fidelity (China), Ltd. 100% - Bermuda
Cameron International Ltd. - (CIL)[4] 85% - Malaysia
Cameron Asia Reinsurance Brokers Ltd. 100% - Malaysia
American Fidelity Property Company 100% - OK 73-1290496
American Fidelity Property Services, LLC 100% - OK 26-0422218
Oklahoma Winery Partners, LLC 100% - OK 27-1517182
26 Brix, LLC[4] 16.02% - CA
InvesTrust Wealth Management, LLC 100% - OK 73-1528120
InvesTrust 100% - OK 73-1546867
InvesTrust Consulting, LLC 100% - OK 73-1547246
InvesTrust Retirement Specialists, LLC 100% - OK 73-1590280
American Fidelity Administrative Services, LLC 100% - OK 45-5076454
9000 Broadway Owners Association, LLC 100% (Class A) - OK
Cameron Ventures LLC 100% - OK 32-0576666
Home Rentals, Inc. 100% - OK 73-1364266
HR Investment Properties, LLC 100% - OK 90-0546920
Oklahoma Avenue LLC 100% - OK
200 Britton LLC 100% - OK
400 Britton LLC 100% - OK
82nd Street Development LLC 100% - OK
9000 Broadway Holding LLC[4] 24% - OK
9000 Broadway Apartments LLC 100% - OK
Fountain View Village Arizona, LLC 100% - OK
83rd Street Development LLC 100% - OK

[1]Limited Partners are: CWC 1980 Trusts, LBC 1980 Trusts, JCC 1980 Trusts, WMC/LLC Insurance Trusts, WMC/LLC Trust B – 2nd. William M. Cameron Revocable Trust, WMC 2004 Family Trusts, WMC Children Minors Trust, Lynda L. Cameron Revocable Trust, LLC 2005 Family Trusts, Caroline Ikard Revocable Trust, Liza Cameron Revocable Trust

[2] William M. Cameron owns his interest in Cameron Associates through the William M. Cameron Revocable Trust.

[3] Lynda L. Cameron owns her interest in Cameron Associates through the Lynda L. Cameron Revocable Trust.

[4] The remaining interest is owned, directly or indirectly, by one or more unrelated third parties.

NOTE: Organizations that are corporations include one of the following: Corporation, Company or Inc.
Organizations that are limited liability companies include LLC.